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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2000 Employee Stock Purchase Plan of Keystone Financial, Inc. of our report dated January 28, 2000, with respect to the consolidated financial statements of Keystone Financial, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

                                                   ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

May 31, 2000